UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	84-1482290
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
410 Seventeenth Street, Suite 1850, Denver, Colorado 80202
(Address of principal executive offices)         (Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.001 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Explanatory Note
This Amendment No. 1 to Registration Statement on Form 8-A is being filed by Teton Energy Corporation (the “Company”) in connection with the listing of the Company’s common stock, par value $0.001 per share (“Common Stock”) on The NASDAQ Capital Market of The NASDAQ Stock Market LLC on or about September 8, 2008, and the Company’s related voluntary withdrawal of the listing of the Common Stock from the American Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered
A description of the Company’s Common Stock, as required by Item 202 of Regulation S-K, is incorporated herein by reference to the section entitled “Description of Securities” in the Company’s Form 10-SB/A (Registration File No. 000-31170), filed with the Securities Exchange Commission on July 11, 2001, and any amendments thereto.

Item 2.	Exhibits
In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The NASDAQ Stock Market LLC nor are any of the securities registered hereby to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TETON ENERGY CORPORATION (Registrant)
Date: September 8, 2008	By:	/s/ Lonnie R. Brock
Lonnie R. Brock
Executive Vice President and Chief Financial Officer